UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2016

LAMAR ADVERTISING COMPANY

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36756	72-1449411
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5321 Corporate Blvd.

Baton Rouge, LA 70808

(Address of Principal Executive Offices) (Zip Code)

(225) 926-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Compensation

On March 28, 2016, the Compensation Committee of the Board of Directors of Lamar Advertising Company (the “Company”) set base salaries and approved both a performance-based cash and equity bonus programs for the Company’s executive officers for fiscal 2016. The base salary and target award amounts for 2016 are unchanged from 2015.

The following table sets forth the 2016 base salary for each of the Company’s executive officers:

Executive Officer	2016 Base Salary
Sean E. Reilly	$700,000
Chief Executive Officer
Keith A. Istre	$500,000
Chief Financial Officer and Treasurer
Kevin P. Reilly, Jr.	$100,000
President, Chairman of the Board of Directors

Under the performance-based bonus programs, each of the Company’s executive officers has an opportunity to earn a cash bonus and an award of unrestricted shares of the Company’s Class A Common Stock (the “Common Stock”). The amount of the cash bonus and the number of unrestricted shares of Common Stock earned by each executive officer will be determined according to formulas set by the Compensation Committee. The formulas are based upon levels of the Company’s pro forma net revenue growth and pro forma EBITDA growth in fiscal 2016 over fiscal 2015. Under the formulas, each executive officer may earn up to a maximum of 200% of his target cash bonus and 100% of his target equity award. Any bonus under these programs will be paid and issued in 2016 after the Compensation Committee certifies the extent to which the enumerated performance criteria have been satisfied based upon fiscal 2016 performance.

The following table sets forth the target 2016 target cash and equity bonuses for each of the Company’s executive officers, which assumes 100% achievement of each performance metric:

Executive Officer	2016 Target Cash Bonus		2016 Target Unrestricted Stock Grant
Sean E. Reilly	$400,000	(1)	44,000 shares
Chief Executive Officer
Keith A. Istre	$300,000	(2)	34,000 shares
Chief Financial Officer and Treasurer
Kevin P. Reilly, Jr.	$250,000	(3)	44,000 shares
President, Chairman of the Board of Directors

(1)	Mr. Sean E. Reilly may earn up to 200% of his target bonus, for a total cash bonus opportunity of up to $800,000, upon the attainment of enumerated performance goals that exceed target under the bonus program.
(2)	Mr. Keith A. Istre may earn up to 200% of his target bonus, for a total cash bonus opportunity of up to $600,000, upon the attainment of enumerated performance goals that exceed target under the bonus program.
(3)	Mr. Kevin P. Reilly, Jr. may earn up to 200% of his target bonus, for a total cash bonus opportunity of up to $500,000, upon the attainment of enumerated performance goals that exceed target under the bonus program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAMAR ADVERTISING COMPANY

Date: March 28, 2016	By:	/s/ Keith A. Istre
Name: Keith A. Istre
Title: Chief Financial Officer